Exhibit 7.17

LOCK-UP AGREEMENT

March 19, 2024

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

c/o   Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o  Goldman Sachs & Co. LLC
200 West Street, 7th Floor
New York, NY 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as the representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Nasdaq, Inc., a Delaware corporation (the “Company”), and Borse Dubai Limited, a company registered in the Dubai International Financial Centre in Dubai with company number CL0447 (the “Selling Stockholder”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement, including the Representatives, of shares of the common stock, par value $0.01 per share of the Company (the “Common Stock”), held by the Selling Stockholder (the “Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending at the close of business 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)
the pledge, hypothecation or other granting of a security interest in shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such shares of Common Stock or such securities; provided, that the undersigned shall provide the Representatives prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest;

(b)
transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership shall be required or shall be voluntarily made;

(c)
transfers of shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock as a bona fide gift; provided that (i) each donee shall sign and deliver a lock‑up agreement substantially in the form of this agreement, (ii) no filing under Section 16(a) of the Exchange Act shall be voluntarily made during the Restricted Period and (iii) if any filing under Section 16(a) of the Exchange Act shall be required to be made during the Restricted Period, such filing shall indicate (such as in the footnotes thereto) the nature and conditions of such transfer;

[Signature Page to Lockup Agreement]

(d)
transfers of shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock to affiliates (as defined in Rule 405 of the Securities Act) or stockholders of the undersigned; provided that (i) such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver a lock‑up agreement substantially in the form of this agreement, (iii) no filing under Section 16(a) of the Exchange Act shall be voluntarily made during the Restricted Period and (iv) if any filing under Section 16(a) of the Exchange Act shall be required to be made during the Restricted Period, such filing shall indicate (such as in the footnotes thereto) the nature and conditions of such transfer;

(e)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(f)
the transfer of shares of Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock shall remain subject to the provisions of this agreement; or

(g)	sales of shares of Common Stock pursuant to the Underwriting Agreement.

The undersigned acknowledges and agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholder and the Underwriters.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the shares of Common Stock to be sold thereunder, (ii) the Selling Stockholder notifies the Representatives that it does not intend to proceed with the Public Offering, or (iii) the Underwriting Agreement is not executed by April 30, 2024, the undersigned shall be released from all obligations under this agreement and this agreement shall be of no further effect.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Each party irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this agreement.

Borse Dubai Limited

By:	/s/ Essa Kazim
Name: Essa Kazim
Title: Chairman